UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024 (December 9, 2024)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Boulevard, Suite 505, Miami, FL	33132
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	N/A(1)

(1)	On September 17, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that a hearings panel had determined to delist the Company’s common stock from The Nasdaq Capital Market. Trading of the Company’s common stock on Nasdaq was suspended at the open of trading on September 19, 2024. Nasdaq will file a Form 25 with the U.S. Securities and Exchange Commission to delist the common stock from Nasdaq. The deregistration of the common stock under Section 12(b) of the Act will be effective 90 days, or such shorter period as the U.S. Securities and Exchange Commission may determine, after filing of the Form 25. The common stock is currently quoted on the OTC Pink Market maintained by the OTC Markets Group, Inc. under the symbol “SMFL.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2024, Alan Bergman, the Chief Financial Officer of Smart for Life, Inc. (the “Company”) submitted his resignation, effective December 9, 2024 (the “Effective Date”). Mr. Bergman’s resignation was a personal decision to pursue another opportunity and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Darren Minton, who currently serves as Chief Executive Officer, will assume the role of Chief Financial Officer, effective December 9, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2024	SMART FOR LIFE, INC.

/s/ Darren C. Minton
	Name:	Darren C. Minton
	Title:	Chief Executive Officer

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